UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2019

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2019, the Board of Directors (the “Board”) of Nielsen Holdings plc (the “Company”) appointed Ms. Nancy Tellem as a member of the Board. Ms. Tellem will begin service on the Board immediately and will serve until the Company’s next annual meeting of shareholders or until her successor is duly elected and qualified.

Ms. Tellem has served as the Executive Chairman and Chief Media Officer of JBF Interlude 2009 Ltd. (“Eko”) since April 2015. Ms. Tellem served as Microsoft Corporation’s President, Xbox and Digital Media Solutions Chief Executive Officer from September 2012 to October 2014. Prior to joining Microsoft, Ms. Tellem held positions of increasing responsibility at CBS Corporation (now ViacomCBS Inc.). Ms. Tellem received a BA from University of California Berkeley and a JD from University of California Hastings College of Law.

As a member of the Board, Ms. Tellem will receive an annual retainer of $80,000 and an annual grant of deferred stock units having a fair market value of $160,000 as of the date of grant, which will vest in four substantially equal quarterly installments.

There are no arrangements or understandings between Ms. Tellem and any other persons pursuant to which she was selected as a director. There are also no family relationships between Ms. Tellem and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary